EXHIBIT 99.1
Upland Software Reports Second Quarter 2021 Financial Results
August 4, 2021, 04:01 PM Eastern Standard Time
AUSTIN, Texas--(BUSINESS WIRE)-- Upland Software, Inc. (Nasdaq: UPLD), a leader in cloud-based tools for digital transformation, today announced financial and operating results for the second quarter of 2021 and issued guidance for its third quarter and full year of 2021.

Second Quarter 2021 Financial Highlights

•Total revenue was $76.3 million, an increase of 7% from $71.3 million in the second quarter of 2020.
•Subscription and support revenue was $72.4 million, an increase of 7% from $67.7 million in the second quarter of 2020.
•GAAP net loss was $19.0 million, or a loss of $0.63 cents per share, compared to a GAAP net loss of $14.2 million, or a loss of $0.57 cents per share, in the second quarter of 2020.
•Adjusted EBITDA was $23.7 million, or 31% of total revenue, compared to $23.7 million, or 33% of total revenue, in the second quarter of 2020.
•GAAP operating cash flow was $10.8 million, compared to GAAP operating cash flow of $0.8 million in the second quarter of 2020. Free cash flow was $10.6 million, compared to free cash flow of $0.4 million in the second quarter of 2020.
•Cash on hand as of the end of the second quarter of 2021 was $176.5 million.

"In Q2, we closed the strategic and accretive acquisition of Panviva,” said Jack McDonald, Upland’s chairman and chief executive officer. “In addition, we posted strong free cash flow, while continuing to invest in our go-to-market growth initiatives,” he added. “Our acquisition pipeline remains robust and we are active in the market for additional opportunities.”

Second Quarter Business Highlights

•We expanded relationships with 311 existing customers, 51 of which were major expansions. We also welcomed 133 new customers to Upland in the second quarter, including 32 new major customers.
•We completed the acquisition of Panviva, expanding our presence in the knowledge management market for regulated industries including utilities, healthcare, and financial services.
•We welcomed Dan Doman as our new Chief Product Officer. Dan is focused on optimizing our product strategy and sharpening our R&D focus, all while working closely with our M&A and go-to-market functions.

Business Outlook

For the quarter ending September 30, 2021, Upland expects reported total revenue to be between $75.4 and $79.4 million, including subscription and support revenue between $72.2 and $75.8 million, for growth in recurring revenue of 4% at the mid-point over the quarter-ended September 30, 2020. Third quarter 2021 Adjusted EBITDA is expected to be between $23.9 and $25.9 million, for an Adjusted EBITDA margin of 32% at the mid-point. This Adjusted EBITDA guide at the mid-point is in line with the quarter-ended September 30, 2020.

For the full year ending December 31, 2021, Upland expects reported total revenue to be between $300.8 and $312.8 million, including subscription and support revenue between $287.1 and $297.1 million, for growth in recurring revenue of 5% at the mid-point over the year ended December 31, 2020. Full year 2021 Adjusted EBITDA is expected to be between $94.8 and $100.8 million, for an Adjusted EBITDA margin of 32% at the mid-point. This Adjusted EBITDA guide at the midpoint is a reduction of 2% over the year ended December 31, 2020, reflecting incremental investments in our go-to-market activities.

Conference Call Details

Upland's executive team will host a live conference call and webcast at 4:00 p.m. Central Time, 5:00 p.m. Eastern Time today to review Upland’s financial results and outlook for the business. The call can be accessed via a webcast on investor.uplandsoftware.com, or by dialing 1-866-270-1533 in the United States or +1-412-317-0797 if outside the United States, using the conference identification number: 10158078. This webcast will contain forward-looking statements and other material information regarding Upland’s financial and operating results.

Following the completion of the conference call, a recording of the webcast will be made available at investor.uplandsoftware.com for twelve months.

About Upland Software

Upland helps global businesses accelerate digital transformation with a powerful cloud software library that provides choice, flexibility, and value. Our growing library of products delivers the "last mile" plug-in processes, reporting, and job specific workflows that major cloud platforms and homegrown systems don’t provide. We focus on specific business challenges and support every corner of the organization, operating at scale and delivering quick time to value for our 1,700+ enterprise customers. To learn more, visit www.uplandsoftware.com.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: Adjusted EBITDA, non-GAAP net income (loss), non-GAAP net income (loss) per share and free cash flow.

We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures that may not be indicative of our recurring core business operating results, such as our revenues excluding the impact for foreign currency fluctuations or our operating performance excluding not only non-cash charges, but also discrete cash charges that are infrequent in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to our historical performance and liquidity as well as comparisons to our competitors' operating results. We believe these non-GAAP financial measures are useful to investors both because they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and they are used by our institutional investors and the analyst community to help them analyze the health of our business. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, see the tables provided below in this release.

We are unable to reconcile any forward-looking non-GAAP financial measures to their directly comparable GAAP financial measures because the information which is needed to complete a reconciliation is unavailable at this time without unreasonable effort.

Upland defines Adjusted EBITDA as net income (loss), calculated in accordance with GAAP, plus net income (loss) from discontinued operations, depreciation and amortization expense, interest expense, net, other expense (income), net, provision for income taxes, stock-based compensation expense, acquisition-related expenses, non-recurring litigation costs, and purchase accounting adjustments for deferred revenue.

Upland defines non-GAAP net income (loss) as net income (loss), calculated in accordance with GAAP, plus, amortization of purchased intangible assets, amortization of debt discount, loss on debt extinguishment, stock-based compensation expenses, acquisition-related expenses, non-recurring litigation expenses, purchase accounting adjustments for deferred revenue, non-recurring provision for income tax, and the related tax effect of the adjustments above.

Upland defines free cash flow as GAAP operating cash flow less purchases of property and equipment.

Upland defines major accounts as accounts with greater than or equal to $25,000 in annual recurring revenue.

Upland defines major expansions as existing customers who expanded the amount of annual recurring revenue under their contract by at least $25,000.

Upland defines cash gross margin as product revenue less subscription and support cost of sales, excluding depreciation & amortization.

Forward-looking Statements

This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or our future financial or operating performance, including our guidance related to future performance, and are subject to substantial risks, uncertainties and assumptions. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments we may make. Accordingly, you should not place undue reliance on these forward-looking statements. Forward-looking statements include any statement that does not directly relate to any historical or current fact and often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "seek," "will," "may," "hope," "predict," "could," "should," "would," "project," or the negative or plural of these words or similar expressions, although not all forward-looking statements contain these words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but are not limited to: our financial performance and our ability to achieve, sustain or increase profitability or predict future results; our ability to attract and retain customers; our ability to deliver high-quality customer service; the growth of demand for enterprise work management applications; our plans regarding, and our ability to effectively manage, our growth; our plans regarding future acquisitions and our ability to consummate and integrate acquisitions; maintaining our senior management and key personnel; our ability to maintain and expand our direct sales organization; our ability to obtain financing in the future on acceptable terms or at all; the performance of our resellers; our ability to adapt to changing market conditions and competition; our ability to successfully enter new markets and manage our international expansion; the operation and reliability of our third-party data centers and other service providers; our ability to adapt to technological change and continue to innovate; our ability to integrate our applications with other software applications; our ability to comply with privacy laws and regulations; and factors that could affect our business and financial results identified in Upland's filings with the Securities and Exchange Commission (the "SEC"), including Upland's most recent 10-K filed with the SEC. Additional information will also be set forth in Upland's future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that Upland makes with the SEC. The forward-looking statements herein represent Upland's views as of the date of this press release, and these views could change. However, while Upland may elect to update these forward-looking statements at some point in the future, Upland specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing the views of Upland as of any date subsequent to the date of this press release.

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Investor Relations Contact:
Mike Hill
investor-relations@uplandsoftware.com
512-960-1031

Media Contact:
Kendell Kelton
media@uplandsoftware.com
678-575-7428

Upland Software, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue:
Subscription and support	$72,405	$67,699	$143,058	$131,590
Perpetual license	415	491	767	852
Total product revenue	72,820	68,190	143,825	132,442
Professional services	3,444	3,125	6,408	6,905
Total revenue	76,264	71,315	150,233	139,347
Cost of revenue:
Subscription and support	23,161	21,200	45,843	41,139
Professional services and other	1,851	2,472	3,596	4,734
Total cost of revenue	25,012	23,672	49,439	45,873
Gross profit	51,252	47,643	100,794	93,474
Operating expenses:
Sales and marketing	14,298	11,820	26,730	22,751
Research and development	11,113	10,294	22,053	19,412
General and administrative	19,192	17,655	43,561	34,331
Depreciation and amortization	10,278	9,037	20,021	18,308
Acquisition-related expenses	5,534	5,781	15,120	20,939
Total operating expenses	60,415	54,587	127,485	115,741
Income (loss) from operations	(9,163)	(6,944)	(26,691)	(22,267)
Other expense:
Interest expense, net	(7,942)	(7,873)	(15,729)	(15,516)
Other expense, net	(399)	(15)	(162)	(1,417)
Total other expense	(8,341)	(7,888)	(15,891)	(16,933)
Loss before benefit from (provision for) income taxes	(17,504)	(14,832)	(42,582)	(39,200)
Benefit from (provision for) income taxes	(1,538)	673	2,856	4,960
Net loss	$(19,042)	$(14,159)	$(39,726)	$(34,240)
Net loss per common share, basic and diluted	$(0.63)	$(0.57)	$(1.32)	$(1.37)
Weighted-average common shares outstanding, basic and diluted	30,097,749	25,032,996	30,034,252	25,057,715

Upland Software, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	June 30,	December 31,
	2021	2020
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$176,539	$250,029
Accounts receivable, net of allowance	38,936	44,472
Deferred commissions, current	7,878	5,784
Unbilled receivables	5,652	4,561
Prepaid and other	13,579	12,694
Total current assets	242,584	317,540
Tax credits receivable	2,729	2,427
Property and equipment, net	3,161	2,778
Operating lease right-of-use asset	6,740	10,124
Intangible assets, net	304,752	279,975
Goodwill	470,182	383,598
Deferred commissions, noncurrent	14,444	12,962
Other assets	1,807	1,816
Total assets	$1,046,399	$1,011,220
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$15,608	$5,395
Accrued compensation	15,142	8,138
Accrued expenses and other current liabilities	13,361	13,438
Deferred revenue	95,245	87,552
Due to sellers	11,143	416
Operating lease liabilities, current	3,621	3,315
Current maturities of notes payable	3,153	3,166
Total current liabilities	157,273	121,420
Notes payable, less current maturities	516,751	518,437
Deferred revenue, noncurrent	1,667	1,587
Operating lease liabilities, noncurrent	8,537	8,387
Noncurrent deferred tax liability, net	31,774	24,092
Interest rate swap liabilities	17,754	30,032
Other long-term liabilities	1,206	650
Total liabilities	734,962	704,605
Stockholders’ equity:
Common stock	3	3
Additional paid-in capital	546,771	515,219
Accumulated other comprehensive loss	(13,238)	(26,234)
Accumulated deficit	(222,099)	(182,373)
Total stockholders’ equity	311,437	306,615
Total liabilities and stockholders’ equity	$1,046,399	$1,011,220

Upland Software, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Operating activities
Net loss	$(19,042)	$(14,159)	$(39,726)	$(34,240)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	13,201	11,658	25,669	23,395
Change in fair value of liabilities to sellers of businesses	(2,729)	155	(2,729)	155
Deferred income taxes	1,951	(637)	(3,389)	(4,985)
Amortization of deferred costs	2,081	1,026	3,848	1,920
Foreign currency re-measurement loss	(4)	(90)	10	497
Non-cash interest and other expense	561	556	1,115	1,108
Non-cash stock compensation expense	13,550	10,980	31,374	20,300
Changes in operating assets and liabilities, net of purchase business combinations:
Accounts receivable	6,599	6,852	10,174	5,188
Prepaids and other	(2,616)	(3,965)	(3,631)	(6,743)
Accounts payable	1,375	(2,819)	5,915	(6,258)
Accrued expenses and other liabilities	(648)	(1,314)	(2,424)	(7,256)
Deferred revenue	(3,474)	(7,438)	(2,898)	2,415
Net cash provided by (used in) operating activities	10,805	805	23,308	(4,504)
Investing activities
Purchase of property and equipment	(225)	(400)	(507)	(696)
Purchase of customer relationships	—	—	—	(201)
Purchase business combinations, net of cash acquired	(19,799)	—	(92,417)	(67,651)
Net cash used in investing activities	(20,024)	(400)	(92,924)	(68,548)
Financing activities
Payments on finance leases	—	(28)	(4)	(83)
Proceeds from notes payable, net of issuance costs	(113)	(70)	(113)	(142)
Payments on notes payable	(1,350)	(1,350)	(2,700)	(2,700)
Taxes paid related to net share settlement of equity awards	—	(1,372)	—	(2,140)
Issuance of common stock, net of issuance costs	177	—	178	41
Additional consideration paid to sellers of businesses	—	(8,580)	(742)	(9,580)
Net cash used in financing activities	(1,286)	(11,400)	(3,381)	(14,604)
Effect of exchange rate fluctuations on cash	372	217	(493)	542
Change in cash and cash equivalents	(10,133)	(10,778)	(73,490)	(87,114)
Cash and cash equivalents, beginning of period	186,672	98,688	250,029	175,024
Cash and cash equivalents, end of period	$176,539	$87,910	$176,539	$87,910

Upland Software, Inc.
Reconciliation of Adjusted EBITDA
(in thousands, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Reconciliation of net loss to Adjusted EBITDA:
Net loss	$(19,042)	$(14,159)	$(39,726)	$(34,240)
Add:
Depreciation and amortization expense	13,201	11,658	25,669	23,395
Interest expense, net	7,942	7,873	15,729	15,516
Other expense (income), net	399	15	162	1,417
Benefit from income taxes	1,538	(673)	(2,856)	(4,960)
Stock-based compensation expense	13,550	10,980	31,374	20,300
Acquisition-related expense	5,534	5,781	15,120	20,939
Purchase accounting deferred revenue discount	606	2,272	1,100	5,973
Adjusted EBITDA	$23,728	$23,747	$46,572	$48,340

Upland Software, Inc.
Reconciliation of Non-GAAP Net Loss and Non-GAAP EPS
(in thousands, except share and per share data, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Reconciliation of net loss to non-GAAP net income:
Net loss	$(19,042)	$(14,159)	$(39,726)	$(34,240)
Add:
Stock-based compensation expense	13,550	10,980	31,374	20,300
Amortization of purchased intangibles	12,732	11,160	24,745	22,365
Amortization of debt discount	561	556	1,115	1,108
Acquisition-related expense	5,534	5,781	15,120	20,939
Purchase accounting deferred revenue discount	606	2,272	1,100	5,973
Tax effect of adjustments above	(1,361)	(1,440)	(2,675)	(3,308)
Non-GAAP net income	$12,580	$15,150	$31,053	$33,137

Weighted average ordinary shares outstanding, basic	30,097,749	25,032,996	30,034,252	25,057,715
Weighted average ordinary shares outstanding, diluted	30,695,700	25,419,592	30,648,957	25,470,778
Non-GAAP earnings per share, basic	$0.42	$0.61	$1.03	$1.32
Non-GAAP earnings per share, diluted	$0.41	$0.60	$1.01	$1.30

Upland Software, Inc.
Reconciliation of Operating Cash Flow to Free Cash Flow
(in thousands, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Reconciliation of Operating Cash Flow to Free Cash Flow:
Net cash provided by (used in) operating activities	$10,805	$805	$23,308	$(4,504)
Less: Purchase of Property and Equipment	(225)	(400)	(507)	(696)
Free Cash Flow	$10,580	$405	$22,801	$(5,200)

Upland Software, Inc.
Supplemental Financial Information
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Stock-based compensation:
Cost of revenue	$563	$570	$1,005	$888
Research and development	942	1,019	1,656	1,634
Sales and marketing	1,619	898	2,756	1,447
General and administrative	10,426	8,493	25,957	16,331
Total	$13,550	$10,980	$31,374	$20,300

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Depreciation:
Cost of revenue	$11	$45	$22	$116
Operating expense	458	453	902	914
Total	$469	$498	$924	$1,030

Amortization:
Cost of revenue	$2,912	$2,576	$5,626	$4,971
Operating expense	9,820	8,584	19,119	17,394
Total	$12,732	$11,160	$24,745	$22,365